             SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC  20549



                          FORM 8-K



                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934



Date of Report: (Date of earliest event reported) February 15, 1996



                    CORNING INCORPORATED
   (Exact name of registrant as specified in its charter)



New York                           1-3247           16-0393470
(State or other jurisdiction       (Commission      (I.R.S. Employer
of incorporation)                   File Number)     Identification No.)



One Riverfront Plaza, Corning, New York                          14831
(Address of principal executive offices)                         (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5 - Other events

Corning Incorporated has changed its accounting calendar, effective January 1, 1996. This change will make Corning's results more comparable with other companies and will enable Corning to report results of certain subsidiaries on a more current basis.

Corning's accounting calendar will change in several ways:

     First, Corning will adopt an annual reporting calendar rather than
the current fiscal year ending     on the Sunday nearest December 31.
As a result, Corning's 1996 quarters will include results for    three
calendar months while Corning's quarters previously included results for 12 weeks (16 weeks in the third quarter).

     Second, beginning in 1996, Corning's quarters will include three months of operations for all significant subsidiaries and affiliates. Previously, certain subsidiaries reported two months of results in the first quarter and four months of results in the third quarter.

     Third, Corning Life Sciences, Inc. and certain other consolidated subsidiaries that previously reported on a fiscal year ending November 30 will also adopt a calendar year. This one-time "catch-up" will be recorded in retained earnings rather than in net income during the first quarter of 1996.

This change will not affect the comparability of Corning's 1995 and 1996 annual results. It will, however, cause a shift in results between the quarters, primarily increasing the first quarter and decreasing the third quarter reported results.

Corning will not restate its quarterly historical financial statements because financial information as of calendar quarter ends is not readily available. To provide a basis against which to evaluate 1996 quarterly results, the attached exhibit presents management's pro forma estimates of 1995 quarterly results as if this change had occurred at the beginning of 1995. The pro forma estimate was prepared by prorating 1995 results for twelve or sixteen week periods into calendar month quarters and by shifting monthly results of subsidiaries and affiliates between quarters to reflect the new calendar. Management believes that the impact of the change on Corning's balance sheet and cash flow is not material.

Corning Incorporated and Subsidiary Companies
(In millions, except per-share amounts)

                                        1995 AS REPORTED                         1995 PRO FORMA
                             Q1        Q2      Q3       Q4     TOTAL          Q1      Q2       Q3       Q4     TOTAL
Revenues                 $1,123.0  $1,306.5 $1,577.9 $1,338.7 $5,346.1    $1,286.2 $1,340.2 $1,350.8 $1,368.9 $5,346.1

Net Income
  Before Unusual Items
  and Dow Corning
  Corporation               $61.9    $108.8    $83.5    $83.5   $337.7       $82.9   $107.8    $63.0     $84.0  $337.7

  Dow Corning Corporation
  operating results          17.5       --       --       --      17.5        17.5     --        --         --    17.5
  Dow Corning Corporation
  special charges             --     (365.5)(1)  --       --    (365.5)        --    (365.5)(1)  --         --  (365.5)
   Total Dow Corning
   Corporation               17.5    (365.5)     --       --    (348.0)        17.5  (365.5)     --         --  (348.0)
                            ------   -------   -------   ------  ------     -------   ------   ------   -------  ------

    Before Unusual Items    79.4     (256.7)    83.5     83.5    (10.3)       100.4  (257.7)    63.0      84.0   (10.3)
    Unusual items,
    excluding Dow Corning     --      (40.5)(2)  --       --     (40.5)         --    (40.5)(2)   --       --    (40.5)
                            ------    -------   ------   ------  -------    -------  -------    ------    -----  ------

Net Income (Loss)           $79.4   $(297.2)   $83.5    $83.5   $(50.8)      $100.4  $(298.2)  $63.0      $84.0 $(50.8)


Earnings Per Share
  Before Unusual Items
  and Dow Corning
  Corporation               $0.27     $0.48    $0.37   $0.37     $1.49       $0.36     $0.48   $0.28      $0.37   $1.49

  Dow Corning Corporation
  operating results          0.08       --       --      --       0.08        0.08       --      --         --     0.08
  Dow Corning Corporation
  special charges             --      (1.62)(1)  --      --      (1.62)        --      (1.62)(1) --         --    (1.62)
   Total Dow Corning
   Corporation               0.08     (1.62)     --      --      (1.54)       0.08     (1.62)    --         --    (1.54)
                            ------    -------   -----  ------    -------     -------   -------  ------    ------  ------

    Before Unusual Items     0.35     (1.14)    0.37    0.37     (0.05)       0.44     (1.14)   0.28       0.37   (0.05)
      Unusual items,
      excluding Dow Corning   --      (0.18)(2)  --      --      (0.18)        --      (0.18)(2)  --        --    (0.18)
                            ------    -------   -----   ------   -------     ------     -----   ------     -----   -----

Net Income (Loss)           $0.35    $(1.32)   $0.37   $0.37    $(0.23)      $0.44    $(1.32)  $0.28      $0.37  $(0.23)

Weighted Average Shares
Outstanding                 225.4      226.3   227.2   226.7     226.6       225.6     226.4   227.1      227.2   226.6

(1) Reflects a charge to fully reserve Corning's investment in Dow Corning Corporation.

(2)  Reflects a restructuring charge.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                       CORNING INCORPORATED
                                                       Registrant



Date:  February 15,  1996                    By   /s/   K. A. ASBECK
                                                        K.A. Asbeck
                                                        Chief Accounting Officer